EXHIBIT 99.1

                              WRL SERIES FUND, INC.

                        INVESTMENT ADVISORY AGREEMENT FOR
             THE MONEY MARKET PORTFOLIO OF THE WRL SERIES FUND, INC.

        This Agreement, entered into as of April 30, 1996, is between WRL Series Fund, Inc., a Maryland corporation (referred to herein as the "Fund"), and Western Reserve Life Assurance Co. of Ohio, an Ohio corporation (referred to herein as "WRL"), to provide certain investment advisory services with respect to a certain series of shares of common stock of the Fund, allocated to the Money Market Portfolio (the "Portfolio").

        The Fund is registered as an open-end investment company under the Investment Company Act of 1940, as amended, (the "1940 Act") and consists of more than one series of shares, including the Portfolio. In managing its Portfolio, as well as in the conduct of certain of its affairs, the Fund wishes to have the benefit of the investment advisory services of WRL and its assistance in performing certain management, administrative and promotional functions. WRL desires to furnish such services for the Portfolio and to perform the functions assigned to it under this Agreement for the considerations provided. Accordingly, the parties have agreed as follows:

        1. INVESTMENT ADVISORY SERVICES. In its capacity as investment adviser to the Portfolio, WRL shall have the following responsibilities:

               (a) to furnish continuous advice and recommendations to the Fund as to the acquisition, holding or disposition of any or all of the securities or other assets which the Portfolio may own or contemplate acquiring from time to time;

               (b) to cause its officers to attend meetings and furnish oral or written reports, as the Fund may reasonably require, in order to keep the Board of Directors and appropriate officers of the Fund fully informed as to the conditions of the investment portfolio of the Portfolio, the investment recommendations of WRL, and the investment considerations which have given rise to those recommendations; and

               (c) to supervise the purchase and sale of securities of the Portfolio as directed by the appropriate officers of the Fund.

        It is understood and agreed that WRL may, and intends to, enter into a Sub-Advisory Agreement with a duly registered investment adviser (the "Sub-Adviser"), under which the Sub-Adviser will furnish investment information and advice to assist WRL in carrying out its responsibilities under this Section
1. The compensation to be paid to the Sub-Adviser for such services and the other terms and conditions under which the services shall be rendered by the Sub-Adviser shall be set forth in the Sub-Advisory Agreement; provided, however, that such Agreement shall be approved by the Board of Directors and by the holders of the outstanding voting securities of the Portfolio in accordance with the requirements of Section 15 of the 1940 Act), and shall otherwise be subject to, and contain such provisions as shall be required by, the 1940 Act.

        2. MANAGEMENT AND ADMINISTRATIVE SERVICES. WRL shall furnish or make available to the Portfolio the services of executive and management personnel to supervise the performance of all administrative, recordkeeping, shareholder relations, regulatory reporting and compliance, and all other functions of the Portfolio (other than the investment advisory services provided for in Section
1), including supervising and coordinating the services of the Portfolio's custodian and transfer agent. WRL shall also assist the Portfolio in maintaining communications and relations with shareholders of the Portfolio, answer shareholder inquiries or supervise such activity by the Portfolio's transfer agent, and assist in the preparation of reports to shareholders of the Portfolio.

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        3. WRL EXPENSES. In addition to the expenses which WRL may incur in the performance of its services pursuant to Sections 1 and 2 above, WRL shall incur and pay the following expenses relating to the Portfolio's organization and operations:

               (a) All costs and expenses, including legal and accounting fees, incurred in connection with the formation and organization of the Portfolio, including the preparation (and filing, when necessary) of the Portfolio contracts, plans and documents; conducting meetings of organizers, directors and shareholders, and all other matters relating to the formation and organization of the Portfolio and the preparation for offering its shares. The organization of the Portfolio for all of the foregoing purposes will be considered completed upon effectiveness of the post-effective amendment to the Fund's registration statement to register the Portfolio under the Securities Act of 1933;

               (b) All costs and expenses, including legal and accounting fees, filing fees and printing costs, in connection with the preparation and filing of the post-effective amendment to the Fund's registration statement to register the Portfolio under the Securities Act of 1933 and the 1940 Act (including all amendments thereto prior to the effectiveness of the registration statement under the Securities Act of 1933);

               (c) All costs and expenses, including legal fees and filing fees, in connection with registering or qualifying the Portfolio's shares for sale under the securities laws, if applicable, of such states as the Fund shall designate prior to the effectiveness of approval of such registration or qualifications in each such state;

               (d) Reasonable compensation, fees and related expenses of the officers and Directors of the Fund, except for such Directors who are not interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of WRL; and

               (e)    Rental of offices for the Portfolio.

        4. OBLIGATIONS OF THE FUND. The Fund shall have the following obligations under this Agreement:

               (a) to keep WRL continuously and fully informed as to the composition of the Portfolio's investment securities and the nature of all of its assets and liabilities from time to time;

               (b) to furnish WRL with a certified copy of any financial statement or report prepared for the Portfolio by certified or independent public accountants, and with copies of any financial statements or reports made to its shareholders or to any governmental body or securities exchange;

               (c) to furnish WRL with any further materials or information which WRL may reasonably request to enable it to perform its functions under this Agreement; and

               (d) to compensate WRL for its services in accordance with the provisions of Section 5 hereof.

        5. COMPENSATION. For its services under this Agreement, WRL is entitled to receive from the Portfolio a monthly fee, payable on the last day of each month during which or part of which this Agreement is in effect, of 1/12 of 0.40% of the average daily net assets of the Portfolio for such month. For the month during which this Agreement becomes effective and the month during which it terminates, however, there shall be an appropriate pro-ration of the fee payable for such month based on the number of calendar days of such month during which this Agreement is effective.

        6. EXPENSES PAID BY THE PORTFOLIO. Subject to the provisions of Section 7, below, and except as provided in this paragraph, nothing in this Agreement shall be construed to impose upon WRL the obligation to incur, pay, or reimburse the Portfolio for any expenses not specifically assumed by WRL under Sections 1, 2 and 3 above. The Portfolio shall pay all of its other expenses including, but not limited to, investment adviser fees; any compensation, fees, or reimbursements which the Fund pays to its Directors who are not interested

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persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act) of WRL;
compensation of the Portfolio's custodian, registrar and dividend disbursing agent; current legal, accounting and printing expenses; administrative, clerical, recordkeeping and bookkeeping expenses; pricing costs including the daily calculation of net asset value; auditing; certain insurance premiums; investor services including allocable telephone and personnel expenses; brokerage commissions and all other expenses in connection with execution of portfolio transactions interest; all federal, state and local taxes (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; costs of certificates and the expenses of delivering such certificates to the purchasers thereof; expenses of local representation in Maryland; expenses of shareholders' meetings and of preparing, printing and distributing proxy statement; expenses of preparation and distribution of notices and reports to shareholders; expenses of preparing and filing reports with federal and state regulatory authorities; all costs and expenses, including fees and disbursements of counsel and auditors, filing and renewal fees and printing costs in connection with the preparation and filing of any required amendments, supplements or renewals of registration statement, qualifications or prospectuses under the Securities Act of 1933 and the securities laws of any states or territories subsequent to the effectiveness of the initial registration statement under the Securities Act of 1933; all costs involved in preparing and printing prospectuses of the Portfolio; extraordinary expenses; and all other expenses properly payable by the Fund or the Portfolio. Nothing in this Section 6 shall prohibit the Fund from entering into other agreements or adopting plans which provide for the allocation of expenses of the Fund or the Portfolio to other entities, or the assumption of other expenses by the Fund or the Portfolio.

        7. LIMITATION ON EXPENSES OF THE PORTFOLIO. If the laws, regulations or policies of any state in which shares of the Portfolio are qualified for sale limit the operation and management expenses (collectively referred to as "Normal Operating Expenses" and as described below), WRL will pay on behalf of the Portfolio the amount by which such expenses exceed the lowest of such state limitations (the "Expense Limitation"). Normal Operating Expenses include, but are not limited to, the fees of the Portfolio's investment adviser, the compensation of its custodian, registrar, auditors and legal counsel, printing expenses, expenses incurred in complying with all laws applicable to the sale of shares of the Portfolio and any compensation, fees, or reimbursement which the Portfolio pays to Directors of the Fund who are not interested persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act) of WRL, but excluding all interest and all federal, state and local taxes (such as stamp, excise, income, franchise and similar taxes). If Normal Operating Expenses exceed in any year the Expense Limitation of the Fund, WRL shall pay for those excess expenses on behalf of the Portfolio in the year in which they are incurred. Expenses of the Portfolio shall be calculated and accrued monthly. If at the end of any month the accrued expenses of the Portfolio exceed a pro rata portion of the above-described Expense Limitation, based upon the average daily net asset value of the Portfolio from the beginning of the fiscal year through the end of the month for which calculation is made, the amount of such excess shall be paid by WRL on behalf of the Portfolio and such excess amounts shall continue to be paid until the end of a month when such accrued expenses are less than the pro rata portion of such Expense Limitation. Any necessary final adjusting payments, whether from WRL to the Portfolio or from the Portfolio to WRL, shall be made as soon as reasonably practicable after the end of the fiscal year.

        8. TREATMENT OF INVESTMENT ADVICE. With respect to the Portfolio, the Fund shall treat the investment advice and recommendations of WRL as being advisory only, and shall retain full control over its own investment policies. However, the Directors of the Fund may delegate to the appropriate officers of the Fund, or to a committee of Directors, the power to authorize purchases, sales or other actions affecting the Portfolio in the interim between meetings of the Directors, provided such action is consistent with the established investment policy of the Directors and is reported to the Directors at their next meeting.

        9. BROKERAGE COMMISSIONS. For purposes of this Agreement, brokerage commissions paid by the Portfolio upon the purchase or sale of its portfolio securities shall be considered a cost of securities of the Portfolio and shall be paid by the Portfolio. WRL is authorized and directed to place the Portfolio's securities transactions, or to delegate to the Sub-Adviser the authority and direction to place the Portfolio's securities

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transactions, only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates; provided, however, that WRL or the Sub-Adviser, may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if WRL or the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of WRL or the Sub-Adviser. WRL and the Sub-Adviser are also authorized to consider sales of the individual and group life insurance policies issued by WRL by a broker-dealer as a factor in selecting broker-dealers to execute the Portfolio's securities transactions, provided that in placing portfolio business with such broker-dealers, WRL and the Sub-Adviser shall seek the best execution of each transaction and all such brokerage placement shall be consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, the Fund shall retain the right to direct the placement of all securities transactions of the Portfolio, and the Directors may establish policies or guidelines to be followed by WRL and the Sub-Adviser in placing securities transactions for the Portfolio pursuant to the foregoing provisions. WRL shall report on the placement of portfolio transactions each quarter to the Directors of the Fund.

        10. TERMINATION. This Agreement may be terminated at any time, without penalty, by the Directors of the Fund or by the shareholders of the Portfolio acting by vote of at least a majority of its outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) provided in either case that 60 days' written notice of termination be given to WRL at its principal place of business. This Agreement may be terminated by WRL at any time by giving 60 days' written notice of termination to the Fund, addressed to its principal place of business.

        11. ASSIGNMENT. This Agreement shall terminate automatically in the event of any assignment (as the term is defined in Section 2(a)(4) of the 1940 Act) of this Agreement.

        12. TERM. This Agreement shall continue in effect, unless sooner terminated in accordance with its terms, for an initial term ending April 22, 1998, and shall continue in effect from year to year thereafter provided such continuance is specifically approved at least annually by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Directors of the Fund or the affirmative vote of a majority of the outstanding voting securities of the Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act).

        13. AMENDMENTS. This Agreement may be amended only with the approval of the affirmative vote of a majority of the outstanding voting securities of the Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act) and the approval by the vote of a majority of Directors of the Fund who are not parties hereto or interested persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted in accordance with the 1940 Act.

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        14.    PRIOR  AGREEMENTS.  This Agreement  constitutes the entire agreement between the parties hereto and supersedes in its entirety any and all previous agreements between the parties relative to the subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                              WRL SERIES FUND, INC.

ATTEST:

                                              By:______________________________
________________________                       Chairman of the Board
Assistant Secretary                            and President


                                              WESTERN RESERVE LIFE
                                              ASSURANCE CO. OF OHIO

ATTEST:

                                              By:______________________________
_________________________                      Executive Vice President
Assistant Secretary


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